Exhibit 99.2

	Contacts:	W. Benjamin Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
FOR IMMEDIATE RELEASE		713-570-3000

CROWN CASTLE INTERNATIONAL ACCEPTS FOR

PURCHASE TENDERED 10 3/4% SENIOR NOTES, 9 3/8%

SENIOR NOTES, 7.5% SENIOR NOTES AND 7.5% SERIES B

SENIOR NOTES; AND ELECTS TO REDEEM 10 3/8% SENIOR

DISCOUNT NOTES, 11 1/4% SENIOR DISCOUNT NOTES,

9% SENIOR NOTES AND 9 1/2% SENIOR NOTES

June 8, 2005 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE: CCI) announced today that it has accepted for purchase all of its 10 3/4% Senior Notes due 2011 (CUSIP No. 228227AJ3) (“10 3/4% Notes”), 9 3/8% Senior Notes due 2011 (CUSIP No. 228227AS3) (“9 3/8% Notes”), 7.5% Senior Notes due 2013 (CUSIP No. 228227AW4) (“7.5% Notes”) and 7.5% Series B Senior Notes due 2013 (CUSIP No. 228227AY0) (“7.5% Series B Notes” and, together with the 10 3/4% Notes, 9 3/8% Notes and 7.5% Notes, the “Tendered Notes”) that have thus far been tendered and not withdrawn in connection with its previously announced tender offers and consent solicitations in respect of the Tendered Notes.

The expiration date for the tender offers is midnight (EDT) on June 14, 2005. As of 5:00 p.m. (EDT) on June 7, 2005, approximately the following principal amounts of each series of Tendered Notes had been tendered: (i) $418.3 million, or 97.7%, of the aggregate outstanding principal amount of the 10 3/4% Notes, (ii) $405.4 million, or 99.6%, of the aggregate outstanding principal amount of the 9 3/8% Notes, (iii) $298.9 million, or 99.6%, of the aggregate outstanding principal amount of the 7.5% Notes and (iv) $299.8 million, or 99.9%, of the aggregate outstanding principal amount of the 7.5% Series B Notes. Crown Castle has waived the remaining conditions to the tender offers and any additional Tendered Notes properly tendered prior to the expiration date will be promptly accepted for payment.

News Release continued:

Morgan Stanley is acting as the Dealer Manager and Solicitation Agent for the tender offers and consent solicitations. Requests for documents may be directed to MacKenzie Partners, Inc., the Information Agent, by telephone at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or in writing at 105 Madison Avenue, New York, NY 10016, Attention: Kevin Auten. Questions regarding the tender offers or consent solicitations may be directed to Morgan Stanley at (800) 624-1808 (toll-free) or (212) 761-1864 (collect), or in writing at 1585 Broadway, New York, NY 10036, Attention: Arthur Rubin.

Crown Castle also announced today that it has elected to redeem (i) all of its $11,341,000 outstanding principal amount at maturity of 10 3/8% Senior Discount Notes due 2011 (CUSIP No. 228227AD6) (“10 3/8% Notes”), (ii) all of its $10,700,000 outstanding principal amount at maturity of 11 1/4% Senior Discount Notes due 2011 (CUSIP No. 228227AF1) (“11 1/4% Notes”), (iii) all of its $26,133,000 outstanding principal amount of 9% Senior Notes due 2011 (CUSIP No. 228227AC8) (“9% Notes”) and (iv) all of its $4,753,000 outstanding principal amount of 9 1/2% Senior Notes due 2011 (CUSIP No. 228227AH7) (“9 1/2% Notes” and, together with the 10 3/8% Notes, 11 1/4% Notes and 9% Notes, the “Redemption Notes”). The trustee of each series of Redemption Notes, The Bank of New York, will issue today notices of redemption to holders of record, and Crown Castle expects the redemption to occur on July 8, 2005 (“Redemption Date”).

The Redemption Notes will be redeemed at the following contractual call prices: (i) $1,034.58 per $1,000 principal amount at maturity of 10 3/8% Notes; (ii) $1,056.25 per $1,000 principal amount at maturity of 11 1/4% Notes; (iii) $1,030.00 per $1,000 principal amount of 9% Notes; and (iv) $1,047.50 per $1,000 principal amount of 9 1/2% Notes. In addition, holders of Redemption Notes will receive accrued and unpaid interest to (but not including) the Redemption Date. Questions regarding the redemptions should be directed to The Bank of New York by telephone at (212) 815-3067, Attention: Jeremy Finkelstein.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Tendered Notes. The tender offers and consent solicitations are being made only in reference to the Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal dated May 17, 2005.

News Release continued:

This press release contains forward-looking statements that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding the Redemption Date of the Redemption Notes. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission.

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 68 of the top 100 United States markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 10,600 and over 1,300 wireless communication sites in the U.S. and Australia, respectively. For more information on Crown Castle visit: http://www.crowncastle.com.

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